EXHIBIT (13)(C)
                       PURCHASE AGREEMENT
                       ------------------
          Agreement dated as of November 29, 1997 between Portico Funds, Inc., a Wisconsin corporation (the "Company"), and Firstar Bank Wisconsin ("Firstar"), acting as Trustee of the Total Return Balanced Fund, a common trust fund maintained by Firstar (the "Common Fund").

                           BACKGROUND
                           ----------
          1. The Company is an open-end management investment company registered under the Investment Company Act of 1940, consisting of eighteen separate investment portfolios, including the Balanced Income Fund (the "Portfolio"), advised by Firstar Investment Research & Management Company, LLC.

          2. Firstar maintains, in a fiduciary capacity, the Common Fund in accordance with Section 584 of the Internal Revenue Code of 1996, as amended (the "Code").

          3. Firstar believes that it is in the interests of the accounts that are invested in the Common Fund (the "Accounts") to transfer their investments from the Common Fund to the Portfolio. As fiduciary of the Common Fund, Firstar has, therefore, determined that Firstar (i) will transfer to the Portfolio, on behalf of the Common Fund, substantially all of the assets of the Common Fund, consisting of the portfolio securities and cash listed on Exhibit A hereto (the "Assets") in exchange for shares of beneficial interest ("Shares") of the Portfolio as hereinafter provided; and (ii) will subsequently distribute, on behalf of the Common Fund, the Shares received in such exchange to Firstar as agent for the Accounts in liquidation of their interests in the Common Fund. It is intended that the transactions will qualify for nonrecognition treatment pursuant to Section 584(h) of the Code.

          4. While it is understood that the Assets to be transferred to the Portfolio will constitute portfolio securities and cash (including cash receivables) of the Common Fund, Firstar may retain sufficient income or principal cash or cash receivables of the Common Fund to: (a) fully off-set any income or principal cash overdraft existing just prior to the Transfer Time (as hereinafter defined); (b) cover amounts distributable to the Accounts (and any participants which may have withdrawn from the Common Fund in advance of the Transfer Time) as income distributions under the terms of the Common Fund governing instrument through November 30, 1997; (c) cover amounts payable from the Common Fund on account of complete or partial withdrawal of participations from the Common Fund as of November 30, 1997; and (d) settle the purchase of any of the Assets acquired in a transaction executed, but not settled, at the Transfer Time. For purposes of the foregoing, any participation of the Common Fund in the Firstar common trust fund known as the Money Market Fund shall be deemed to constitute cash or cash receivables, and not a portfolio security.

          5. Firstar believes that the foregoing procedure for transferring the investments of the Accounts in the Common Fund to the Portfolio will be beneficial to both the Accounts and the Portfolio, and will minimize brokerage and other costs associated with the transfer of the Assets.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

          1. Exchange of Fund Assets for Portfolio Shares. Subject to the terms and conditions hereof and on the basis of and in reliance upon the covenants, agreements, and representations and warranties set forth herein, as of 7:59 A.M. (Eastern Time) on December 1, 1997 (the "Transfer Time") Firstar, as fiduciary of the Common Fund, shall exchange all of the Assets for Shares of the Portfolio, at a per Share value of $ 10 and an aggregate net asset value equal to the aggregate market value of such Assets of the Common Fund determined in accordance with Section 3 hereof, provided that all of the Assets so transferred shall constitute permissible investments under the investment policies and limitations of the Portfolio as set forth in the Company's registration statement and (except for cash) shall have readily available market quotations. No brokerage commissions, fees (except for customary transfer fees) or other remuneration will be paid by the Company or the Common Fund in connection with the transactions contemplated hereby.

          2. Liquidation of the Fund. Immediately following the exchange of the Common Fund's Assets for Shares of the Portfolio at the Transfer Time (the "Exchange"), Firstar shall distribute the Shares to the Accounts in complete liquidation of their respective interests in the Common Fund. The Shares so distributed from the Common Fund will be allocated to each Account on a pro rata basis in accordance with its proportionate interest in the Common Fund immediately before the Exchange.

          3. Determination of Market Value. The aggregate market value of the Assets of the Common Fund shall be any cash plus the sum of the independent current market price of each security being exchanged hereunder determined as of the Transfer Time. For purposes of this Agreement, the "current market price" shall be determined pursuant to paragraph (b) of Rule 17a-7 under the Investment Company Act of 1940 as interpreted and applied by the staff of the Securities and Exchange Commission.

          Securities may be valued on the basis of prices provided by independent pricing services when such prices are believed by Firstar to reflect the fair market value of such securities.

          4. Representation of Firstar. Firstar hereby represents and warrants as follows:

               a. Firstar is entering into this Agreement as fiduciary of the Common Fund. The execution and delivery of this Agreement by Firstar has been duly authorized by all requisite corporate action and (assuming the due authorization, execution and delivery hereof by the Company) constitutes the valid and binding obligation of Firstar, as fiduciary, enforceable in accordance with its terms.

               b. At the time of the transfer of the Assets to the Portfolio, the Common Fund will have good title to the Assets, free and clear of all mortgages, security interests, liens, charges, pledges and encumbrances whatsoever. Upon transfer of the Assets to the Portfolio, the Portfolio will acquire good title thereto, free and clear of all such mortgages, security interests, liens, charges, pledges and encumbrances whatsoever.

           5. Representations of the Company. The Company hereby represents and warrants as follows:

               a. The Company is entering into this Agreement on behalf of the Portfolio. The execution and delivery of this Agreement by the Company has been duly authorized by all requisite action and (assuming the due authorization, execution and delivery hereof by Firstar) constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

               b. The issuance, sale and delivery of shares of the Portfolio in accordance with the terms of this Agreement have been duly authorized by all requisite action and such shares, when so issued, sold and delivered against payment therefor in accordance with the provisions hereof, will be duly and validly issued, fully paid and nonassessable by the Company, except as provided in Section 180.0622(b) of the Wisconsin Business Corporation Law, as amended.

               c. The Portfolio expects to qualify as a registered investment company under Section 851 of the Code and will expect to so qualify for the taxable year that includes the Transfer Time.

          6. Conditions of Closing. The obligations of the Company and Firstar hereunder shall be subject to the conditions precedent that immediately before the Exchange, the Common Fund shall meet the diversification requirements set forth in Section 584(h)(4) of the Code.

          7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the day, month and year first above written.

                              PORTICO FUNDS, INC



                              By:/s/ Steven R. Parish
                                 ---------------------

                              FIRSTAR BANK WISCONSIN, as Trustee of the Total
                                   Return Balanced Fund



                              By:/s/ Jim Watkins
                                 --------------------


                            Exhibit A
                      to Agreement between
                     Portico Funds, Inc. and
                     Firstar Bank Wisconsin

                  Dated as of November 29, 1997


          The following is a list of Assets for transfer to the Balanced Income Fund of Portico Funds, Inc. from the Total Return Balanced Fund maintained by Firstar Bank Wisconsin:

                           SECURITIES
                           ----------

CUSIP NO.           DESCRIPTION              PAR VALUE/NO. SHARES
---------           --------------------     --------------------
00163T109           A M B PROPERTY CORP             1,100

053611109           AVERY DENNISON CORP             6,500

054303102           AVON PRODUCTS INC               2,100

064057102           BANK NEW YORK INC               6,100

071813109           BAXTER INTERNATIONAL INC        2,700

072012107           BAY APARTMENT COMMUNITIES INC   4,100

081437105           BEMIS CO INC                    4,200

087779104           BETZ LABORATORIES INC           4,200
                    N/C BETZDEARBORN INC

101121101           BOSTON PPTYS INC                1,900

12486R108           CCA PRISON REALTY TRUST         3,200

126650100           CVS CORP                        3,400

233188200           DECS TRUST II                   3,800

253651103           DIEBOLD INCORPORATED            7,425

260003108           DOVER CORPORATION               3,050

263534109           DU PONT EI DE NEMOURS & CO      2,000

278865100           ECOLAB INC                      3,400

293561106           ENRON CORP                      3,300

294429105           EQUIFAX INC                     7,500


CUSIP NO.           DESCRIPTION              PAR VALUE/NO. SHARES
---------           --------------------     --------------------
313586109           FANNIE MAE                      3,200

31410HAE1           FEDERATED DEPT STORES          $200,000
                    NTS CONV 5.000 10/01/03

364760108           GAP INC                         10,700

375766102           GILLETTE CO                      800

384802104           GRAINGER W W INC                2,400

415864107           HARSCO CORP                     2,400

428236103           HEWLETT-PACKARD CO              2,500

441560109           HOUGHTON MIFFLIN CO             3,400

441815107           HOUSEHOLD INTERNATIONAL INC     2,800

451841100           ILLINOIS CENTRAL CORP SERIES A  3,750

460690100           INTERPUBLIC GROUP OF COMPANIES  7,700

478160104           JOHNSON & JOHNSON               2,900

478366107           JOHNSON CONTROLS INC            3,400

488152208           KELLY SERVICES INC CL A         1,800

494368103           KIMBERLY CLARK CORP             2,200

50730K503           LAIDLAW INC                     11,100

518439104           ESTEE LAUDER COS CL A           3,200

539320101           LIZ CLAIBORNE INC               2,900

549463107           LUCENT TECHNOLOGIES INC         2,875

55262C100           MBIA INC                        1,800

580645109           MCGRAW HILL COS INC             3,400

581557105           MCKESSON CORP NEW               4,200

585509102           MELLON BANK CORP                3,100

590188793           MERRILL LYNCH "MTG" (STRYPES)   4,500
                    6.50% CONV PFD


CUSIP NO.           DESCRIPTION              PAR VALUE/NO. SHARES
---------           --------------------     --------------------
594918203           MICROSOFT CORP                  1,600
                    $2.196 SER A PFD CONV

607059102           MOBIL CORP                      3,700

611662107           MONSANTO CO                     2,100

629526104           NABISCO HLDGS CORP CL A         1,700

650111107           NEW YORK TIMES CO CL A          4,800

651192106           NEWELL CO                       6,400

665859104           NORTHERN TRUST CORP             4,100

669380107           NORWEST CORP                    12,500

717081103           PFIZER INC                      6,300

718507106           PHILLIPS PETROLEUM CO           3,600

74005P104           PRAXAIR INC                     3,100

742718109           PROCTER & GAMBLE CO             3,900

743674202           PLC CAP TRUST II                1,600
                    6.500% CONV PFD

75952U103           RELIASTAR FINL CORP             10,200

79549B867           SALOMON SMITH BARNEY HLDGS INC  2,200

814138103           SECURITY CAP INDUSTRIAL TR      2,283

817565104           SERVICE CORP INTERNATIONAL      5,600

824348106           SHERWIN WILLIAMS CO             5,200

832378301           SMITHKLINE BEECHAM PLC          3,700
                    ADR REPSTG ORD A

88033GAD2           TENET HEALTHCARE CONV          $200,000
                    6.000  12/01/05

88731L203           TIME WARNER FINANCING TR        5,400
                    PERCS $1.24 SER PFD CONV

894190107           TRAVELERS GROUP INC             2,700

902124106           TYCO INTERNATIONAL LTD          13,300



CUSIP NO.           DESCRIPTION              PAR VALUE/NO. SHARES
---------           --------------------     --------------------
909420101           UNITED ASSET MANAGEMENT CORP    2,100

912827Y71           U S TREASURY NOTE             $8,200,000
                    6.625 07/31/01

920355104           VALSPAR CORP                    2,900

932270101           WALLACE COMPUTER SERVICES INC    900

934390105           WARNACO GROUP INC CL A          6,300

934488107           WARNER LAMBERT CO               1,500

969457100           WILLIAMS COMPANIES INC          2,500

984121103           XEROX CORP                      5,500



                                                    CASH
                                                    ----
                                               $2,773,080.88